SMITHTOWN BANCORP

                              ONE EAST MAIN STREET
                         SMITHTOWN, NEW YORK 11787-2828

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   To Be Held
                             TUESDAY, APRIL 15, 2003

To the Shareholders:

The Annual Meeting of Shareholders of Smithtown Bancorp (the "Bancorp"), will be held at the Main Office of the Bank of Smithtown located at One East Main Street, Smithtown, New York 11787, on April 15, 2003, at 10:00 a.m., for the following purposes:

     1. The election of three (3) directors to serve a term of three years.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

Pursuant to a resolution of the Board of Directors adopted at the Board of Directors meeting on January 28, 2003, only shareholders of record at the close of business on February 26, 2003 shall be entitled to notice of and to vote at this meeting.

Dated:  March 11, 2003
Smithtown, New York
                                              BY ORDER OF THE BOARD OF DIRECTORS

                                                                 Bradley E. Rock
                                                Chairman of the Board, President
                                                       & Chief Executive Officer

                                SMITHTOWN BANCORP

                              ONE EAST MAIN STREET
                         SMITHTOWN, NEW YORK 11787-2828

                                 PROXY STATEMENT

                            GENERAL PROXY INFORMATION

This Proxy Statement (this "Proxy Statement") is furnished in connection with the solicitation by and on behalf of the Board of Directors of Smithtown Bancorp (the "Bancorp") of proxies to be used at the Annual Meeting of Shareholders of the Bancorp to be held at the Main Office of the Bank of Smithtown (the "Bank") located at One East Main Street, Smithtown, New York, on April 15, 2003, and at any adjournment thereof. The costs of the proxy solicitation are to be paid by the Bancorp. The Bank is a wholly-owned subsidiary of the Bancorp. The date of this Proxy Statement is March 11, 2003, the approximate date on which this Proxy Statement and accompanying form of proxy were first mailed to our shareholders.

Authorized Shares and Voting Rights

Only shareholders of record as of the close of business on February 26, 2003 (the "Record Date") will be entitled to vote at the meeting and any adjournment thereof. Each shareholder is entitled to one vote for each share of stock held by him or her. There were 1,514,402 shares of common stock ("Common Shares") issued and outstanding on the Record Date. Shareholders may vote in person or by proxy. Each holder of common stock is entitled one (1) vote on each of the proposals presented in this Proxy Statement for each common share held. There is no cumulative voting for the election of directors.

Voting of Proxy
All valid proxies received prior to the meeting will be voted in accordance with the specifications made thereon. If no choices are indicated on the proxy, it is intended that the shares of stock represented by the proxy will be voted for the election of the director nominees listed in Table I and in favor of the other proposals. With respect to the director nominees, if any of such nominees should become unavailable for any reason, which the directors do not now contemplate, it is intended that, pursuant to the accompanying form of proxy, votes will be cast for a substitute nominee designated by the Board of Directors.

If the accompanying form of proxy is executed and returned, it nevertheless may be revoked by the shareholder at any time before it is exercised. A shareholder may revoke its proxy at any time prior to exercise of the authority conferred thereby, either by written notice received by Bancorp's Secretary, Judith Barber at Smithtown Bancorp, One East Main Street, Smithtown, New York 11787 or by the shareholder's oral revocation at the Annual Meeting.

Financial Statements

A copy of the Bancorp's Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 2002, has been mailed to the shareholders.

Matters To Be Voted On At The Meeting

There is one matter that is scheduled to be voted on at the Annual Meeting. Shareholders are being asked to vote on the election of three directors.

Directors are elected by a plurality of the votes cast at the Annual Meeting, either in person or by proxy. The approval referred to above will be authorized if a majority of the votes cast at the Annual Meeting, either in person or by proxy, are voted in favor of such approval.

With respect to the proposals referred to above, abstentions and broker non-votes will be counted as not having voted and will not be counted in determining if the plurality with respect to proposal (#1) was obtained.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

The Certificate of Incorporation of the Bancorp provides that the Board of Directors shall consist of nine (9) members and that the directors shall be classified into three classes, each of which shall serve for a term of three years, with the term of office of one class expiring each year.

Nominees for Election of Directors

All nominees are presently serving as directors. Bradley E. Rock and Sanford C. Scheman were elected to their present term of office by the shareholders. The following directors whose terms are expiring this year, are proposed for re-election for terms expiring in 2006: Bradley E. Rock, Sanford C. Scheman and Patricia C. Delaney. Patricia C. Delaney was elected to the Board on October 24, 2000, pursuant to Article 2, Section 1 of the Bancorp's By-Laws to fill the unexpired term of Charles E. Rockwell, who retired from his position on the Board effective October 24, 2000. If a nominee declines to serve or becomes unable for any reason (although the Board of Directors knows of no reason to anticipate that this will occur), the proxy may vote for such substitute nominee as the Board of Directors may designate.

            The Board of Directors recommends a vote FOR the election
                  of all Nominees (Proposal No. 1 on the Proxy)

                                     TABLE I

                                Date                           Experience and
                            Directorship       Director        Principal Occupation
Name and Age                Term Expires       Since (1)       During Past 5 Years
-----------------------------------------------------------------------------------------------------------------------------------
NOMINEES

Bradley E. Rock, 50             2006             1988          Chairman of the Board, President &
                                                               Chief Executive Officer of the Bancorp
                                                                   and the Bank.

Sanford C. Scheman, 66          2006             2000          Principal, North Shore Orthopedic Surgery
                                                               & Sports Medicine, PC; Chairman of the Board
                                                               & Executive Director of St.James Plaza Nursing
                                                               Facility; President, Copesetic Ventures, Inc.;
                                                               Founding member, National Osteoporosis Institute,
                                                               LLC.

Patricia C. Delaney, 44         2006             2000          Attorney in private practice in Hauppauge, New York.
                                                               General Counsel to the Bank since 1994.

                                Date                           Experience and
                            Directorship       Director        Principal Occupation
Name and Age                Term Expires       Since (1)       During Past 5 Years
------------------------------------------------------------------------------------------------------------------------------------
DIRECTORS CONTINUING IN OFFICE

Patrick A. Given, 58            2004             1989          Real Estate Appraiser & Consultant; Given
                                                               Associates, located in Hauppauge, New York.

Edith Hodgkinson, 80            2004             1979          Retired Restaurateur.

Robert W. Scherdel, 48          2004             1996          President & CEO Sunrest Health Facilities,
                                                               Inc.located in Port Jefferson, New York; Vice
                                                               President of Arden Food Corp.,d/b/a Printer's
                                                               Devil Restaurant, located in Port Jefferson,
                                                               New York; President of GAT Realty Corp., a real
                                                               estate investment firm.

Manny Schwartz, 60              2005             1998          President, Quality Enclosures, Inc., located
                                                               Central Islip, N.Y.; President, Sarasota Shower
                                                               Door Company, Inc., Quality Powder Coating Company,
                                                               Inc., and MSS Properties, located in Sarasota, Fla.

Barry M. Seigerman, 62          2005             1993          Chairman & Chief Executive Officer Seigerman-Mulvey
                                                               Co., Inc., Insurance Brokers, located in East Setauket
                                                               , New York. Active in business and community non-profit
                                                               organizations.

Augusta Kemper, 80              2005             1992          Horticulturist and Owner of Kemper Nurseries until
                                                               retirement in 1985.

1) Each director of the Bancorp is also a director of the Bank. The dates given are the dates on which the director first served as a director of the Bank.

Board of Directors

The Board of Directors holds regular monthly meetings. The Board held twelve meetings during 2002. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and the committee or committees thereof on which such director served during 2002.

The Board of Directors does not have a standing nominating committee.

Compensation Committee

The Compensation Committee consists of four members. Current members of the Committee are: Robert W. Scherdel (Chairman), Augusta Kemper, Sanford C. Scheman and Manny Schwartz. The Committee did not meet during last year. Instead, the entire Board considered and acted upon matters with respect to the compensation of executive officers.

Executive Compensation Policy

he Board reviews information regarding the compensation paid to other bank executives and the performance of other banks. The Board then weighs the comparative data in light of the size, geographic location and performance of our Bank and the other banks, as well as the performance, experience, skills and abilities of the executive. Then our Bank's data is applied to a formula that contains various measures of the Bank's performance, including factors that measure profitability, growth and expense management. The Board then determines whether the result is reasonable in light of the comparative data and all of the factors enumerated above.

Compensation of Chief Executive Officer

The Board follows the same process in determining the compensation to be paid to the Chief Executive Officer as described above for the other executive officers. In addition, the Board weighs the growth and profitability of the Bank during Mr. Rock's tenure as Chief Executive Officer, as well as the increase in the market value of the Bancorp's shares during Mr. Rock's tenure. For this past year, the Board also determined that the Chief Executive Officer would no longer be paid any director's fees, but that his salary would be increased by a corresponding amount for the year that the fees were eliminated.

Compensation Committee Interlocks and Insider Participation

Mr. Rock participated in discussions with the entire Board and made recommendations to the Board with respect to the compensation of executive officers. Mr. Rock did not participate in the deliberations or approval of the Board concerning the compensation to be paid to him and to Judith Barber, who serves as his executive secretary and the Secretary of the Bancorp.


             COMPARISON OF CUMULATIVE TOTAL RETURNS OF THE BANCORP,
                     INDUSTRY INDEX, AND BROAD MARKET INDEX

The following chart and table compare the total return to shareholders of Bancorp with NASDAQ Banking Index and the NASDAQ Composite Index.
[GRAPHIC OMITTED][GRAPHIC OMITTED]


                Comparison of Cumulative Total Return of Bancorp,
                     Industry Index, and Broad Market Index

                                             1/1/98   12/31/98  12/31/99   12/31/00    12/31/01    12/31/02
------------------------------------------------------------------------------------------------------------------------------------

Bancorp ..................................   100.00     128.60    143.20     148.50      183.40      256.70
NASDAQ Banking Index .....................   100.00      88.20     81.20      93.10      102.50      101.10
NASDAQ Composite Index ...................   100.00     139.60    259.10     157.30      124.20       85.00


                    ASSUMES $100 INVESTED ON JANUARY 1, 1998
                           ASSUMES DIVIDEND REINVESTED
                      FISCAL YEAR ENDING DECEMBER 31, 2002

Audit Committee

The Audit Committee, consisting of five directors, had four meetings in 2002. The Audit Committee reviews the Bank's financial reporting process on behalf of the Board of Directors, the internal audits conducted by Bank employees and/or auditors retained for those purposes, and the audits conducted by the independent auditors in conformance with regulations of the New York State Banking Department and the laws of the State of New York. The members of the Audit Committee are: Robert W. Scherdel (Chairman), Edith Hodgkinson, Augusta Kemper, Manny Schwartz and Sanford C. Scheman. All members of the Audit Committee are independent. The Chairman of the Committee, Mr. Scherdel, is a "financial expert" within the meaning of pertinent regulations.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is annexed to this Proxy Statement as Appendix A.

Audit Committee Report

With respect to the audited financial statements of the Bank as of December 31, 2002 and for the year then ended, the Audit Committee:

1. Has reviewed and discussed with the Bank's management the audited financial statements;

2. Discussed with the independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61, which include, among other items, matters related to the conduct of the audit of the Bank's consolidated financial statements;

3. Has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, (which relates to the auditor's independence from the Bank) and has discussed with the auditors the auditors' independence from the Bank;

Based on the review and discussions of the Bank's audited financial statements with the Bank's management and the independent auditors of the Bank, referred to in (1) - (3) above, the Audit Committee recommended to the Board of Directors that the Bank's audited financial statements be included in the Bank's Annual Report on SEC Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

The Audit Committee has considered whether the provision of non-audit services by the Bank's independent auditors is compatible with maintaining auditor independence.

The foregoing report has been furnished by Robert W. Scherdel, Edith Hodgkinson, Augusta Kemper, Sanford C. Scheman and Manny Schwartz. This report shall not be deemed incorporated by reference by any general statement incorporating this document by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Bancorp specifically incorporates such information by reference, and shall not otherwise be deemed filed under such acts.

Director Compensation

Directors received an annual retainer of $12,000 paid on a monthly basis at a rate of $1,000 per month, together with an attendance fee of $250 for each Board meeting attended. The members of the Directors Loan Committee who are not officers of the Bank and who were appointed to the committee prior to May 1, 1996, also received a monthly fee of $300 for committee membership. The members of the Directors Loan Committee who are not officers of the Bank and who were appointed to the committee on October 29, 2002, also received a monthly fee of $250 for attendance at Committee meetings which were not held on the same day as Board meetings.

The total amount of directors' fees and other compensation paid during 2002 was $125,300.

Independent Auditors

Albrecht, Viggiano, Zureck & Co., P.C. ("AVZ"), Certified Public Accountants, were the independent auditors for the Bank and the Bancorp for 2002 and it is anticipated that AVZ will be selected as the independent auditors for 2003. AVZ has served as the independent auditors for the Bank and the Bancorp since 1992. Representatives of AVZ will be present at the annual meeting to answer questions and are free to make statements during the course of the meeting.

Relationship with Independent Auditors

AVZ has served as Smithtown Bancorp's independent auditors since 1992 and was our independent auditor for the year ended December 31, 2002. Audit services performed by AVZ for fiscal year 2002 consisted of the examination of the Bancorp's consolidated financial statements and services related to filings with the Securities and Exchange Commission (SEC). All fees paid to AVZ were reviewed and considered for independence by the Audit Committee.

Audit Fees

The Bancorp has been billed a total of approximately $61,000 by AVZ, the Bancorp's independent auditors, for professional services rendered for the audit of the Bancorp's annual financial statements for the fiscal year ended December 31, 2002 and the review of interim financial statements included in the Bancorp's Forms 10-Q filed during the last fiscal year.

Financial Information Systems Design and Implementation Fees

There were no fees billed by AVZ for professional services rendered in connection with financial information systems design and implementation during the fiscal year ended December 31, 2002.

All Other Fees

The Bancorp has been billed a total of $36,200 for all other services rendered by AVZ that are not set forth above.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

     The persons listed below are beneficial owners of more than 5% of the outstanding Common Shares of the Bancorp as of February 26, 2003.

Name and Address                   Common Shares                     Percent
of Beneficial Owner                Beneficially Owned               of Class
--------------------------------------------------------------------------------
Edith Hodgkinson                            98,640                   6.51%
81 Governors Road
Sea Pines Plantation
Hilton Head,South Carolina 29928

Elizabeth Radau                             93,398                   6.16%
43 Edgewood Avenue
Smithtown, New York 11787

Augusta Kemper                              93,008                   6.14%
51 Mills Pond Road
St. James, New York 11780

Security Ownership of Management

The following table shows stock ownership as of February 26, 2003, of all directors and executive officers of the Bancorp and the Bank as a group:

TABLE II

                                         Amount and Nature of   Percent of Class
                                         Common Shares
                                         Beneficially Owned
--- ---------------------------------------------------------------------------
Patrick A. Given ..................              9,172(1)                .60
Anita M. Florek ...................              6,204(2)                .40
Edith Hodgkinson ..................             98,640(3)               6.51
Robert W. Scherdel ................             22,369(4)               1.47
Manny Schwartz ....................              7,836(5)                .51
Barry M. Seigerman ................              6,868(6)                .45
Augusta Kemper ....................             93,008(7)               6.14
Sanford C. Scheman ................              9,510(8)                .62
Bradley E. Rock ...................             15,633(9)               1.00
Patricia C. Delaney ...............              4,202(10)               .27
Thomas J. Stevens .................              5,184(11)               .34
Robert J. Anrig ....................             5,060(12)               .33
John A. Romano .....................             2,291(13)               .15

Thirteen directors and executive officers
of the Bancorp and the Bank as a group         285,977                 18.88

(1) Includes 6,080 Common Shares as to which Patrick Given has shared voting and investment power and 3,092 Common Shares as to which Patrick Given has no voting or investment power.

2) Includes 1,443 Common Shares as to which Anita Florek has shared voting power, 3,985 Common Shares as to which Anita Florek has sole voting and investment power and 776 Common Shares as to which Anita Florek has no voting or investment power.

(3) Includes 98,640 Common Shares as to which Edith Hodgkinson has shared voting and investment power.

(4) Includes 20,944 Common Shares as to which Robert W. Scherdel has sole voting and investment power and 1,425 Common Shares as to which Robert W. Scherdel has no voting or investment power.

(5) Includes 4,132 Common Shares as to which Manny Schwartz has sole voting and investment power and 3,704 Common Shares as to which Manny Schwartz has no voting or investment power.

(6) Includes 6,595 Common Shares as to which Barry M. Seigerman has shared voting and investment power and 273 Common Shares as to which Barry M. Seigerman has no voting or investment power.

(7) Includes 93,008 Common Shares as to which Augusta Kemper has sole voting and investment power.

(8) Includes 8,001 Common Shares as to which Sanford C. Scheman has sole voting and investment power and 1,509 Common Shares as to which Sanford C. Scheman has no voting or investment power.

(9) Includes 8,193 Common Shares as to which Bradley E. Rock has sole voting and investment power and 7,440 Common Shares as to which Bradley E. Rock has no voting or investment power.

(10) Includes 4,152 Common Shares as to which Patricia C. Delaney has sole voting and investment power and 50 Common Shares as to which Patricia C. Delaney has no voting or investment power.

(11) Includes 5,184 Common Shares as to which Thomas J. Stevens has sole voting and investment power.

(12) Includes 5,060 Common Shares as to which Robert J. Anrig has sole voting and investment power.

(13) Includes 2,291 Common Shares as to which John A. Romano has shared voting and investment power.

Material Proceedings

There are no material proceedings to the best of management's knowledge to which any director, officer or affiliate of the Bancorp or any record holder or beneficial owner of more than five percent of the Bancorp's stock, or any associate of any such director, officer, affiliate of the Bancorp, or security holder is a party adverse to the Bancorp or any of its subsidiaries or has a material interest adverse to the Bancorp.

                               EXECUTIVE OFFICERS

The following table sets forth information as to each executive officer of the Bancorp and the Bank as of February, 2003.

                                    TABLE III

Name                          Age      Position
-----------------------------------------------------------------------------------------------------------------------------------

Bradley E. Rock                50      Chairman of the Board, President & Chief Executive Officer of Bancorp since
                                       January 1992.  President of Bancorp and the Bank October 1990 to January 1992.
                                       Director of the Bancorp and the Bank since 1988.

Anita M. Florek                52      Executive Vice President & Chief Financial Officer of the Bank since January
                                       1993.  Executive Vice President & Treasurer of the Bancorp since January 1993.
                                       Senior Vice President & Comptroller of the Bank March 1989 to January 1993.
                                       Treasurer of the Bancorp January 1991 to January 1992.

Robert J. Anrig                54      Executive Vice President & Chief Lending Officer of the Bank since April 1998.
                                       First Vice President Lending of Home Federal Savings Bank from May 1992 to April 1998.

Thomas J. Stevens              44      Executive Vice President & Chief Commercial Officer of the Bank since July
                                       1997.  Senior Vice President & Commercial Loan Officer of the Bank February
                                       1997 to July 1997.  Vice President & Commercial Loan Officer May 1994 to
                                       February 1997.

                                       Executive Vice President & Chief Retail Officer since February 2000.  Senior
John A. Romano                 46      Vice President, Retail Division, since June 1999.  Vice President, Operations
                                       Manager of Teacher's Federal Credit Union from April 1999 to June 1999.  Vice
                                       President, Director of Consumer Products of Astoria Federal Savings and Loan
                                       Assoc. from January 1987 to April 1999

Executive Compensation

         The table appearing below sets forth all compensation paid in 2002 to each executive officer whose total compensation exceeded $100,000 for such year. All remuneration was paid by Bank of Smithtown.

                                    TABLE IV
                                                         Summary Compensation Table
------------------------------------------------------------------------------------------------------------------------------------

Name and Principal Position              Year              Salary           Incentive              Other Compensation
      (a)                               (b)                (c)            Compensation (d)                  (e)
Bradley E. Rock                         2002            $307,076.74         $231,356.51             See Footnote 1
Chairman, President & CEO               2001            $272,000.00         $187,213.93
of the Bancorp and the Bank             2000            $251,076.74         $164,292.20

Anita M. Florek                         2002            $151,438.60         $ 58,067.74             See Footnote 1
Executive Vice President                2001            $144,703.12         $ 46,998.00
of the Bancorp and the Bank             2000            $137,307.68         $ 41,073.05

Robert J. Anrig                         2002            $151,438.60         $ 92,359.71             See Footnote 1
Executive Vice President                2001            $144,703.12         $ 74,738.00
of the Bank                             2000            $137,307.68         $ 65,497.08

Thomas J. Stevens                       2002            $129,439.08         $ 80,929.06             See Footnote 1
Executive Vice President                2001            $122,708.25         $ 65,488.00
of the Bank                             2000            $116,436.74         $ 57,519.58

John A. Romano                          2002            $119,230.64         $ 43,893.72             See Footnote 1
Executive Vice President                2001            $110,000.00         $ 34,409.00
of the Bank                             2000            $ 99,230.66         $ 11,289.99

Amounts reported do not include any amount expended by the Bank which may have provided an incidental benefit to the persons listed in the table above, but which were made by the Bank in connection with its business. While the specific amounts of such incidental benefits cannot be precisely determined, after due inquiry, management does not believe that such value would exceed $5,000 in aggregate for any of such persons.













(1) The aggregate amount of other annual compensation for the named executive officers does not exceed the lesser of the either $50,000 or 10% of the total annual salary and bonus reported in columns(c) and (d).

Change of Control Agreements

The Bank has Agreements (the "Agreements") with Bradley E. Rock, Anita M. Florek, Robert J. Anrig, John A. Romano, Thomas J. Stevens and certain other executives (collectively, the "Executives") which would become effective in the event of a change in control of the Bancorp's stock. The Agreements provide generally that the Executives would continue to be employed for a period of five years from the date of the change in control in a position with duties and authority commensurate with the duties being performed and the authority being exercised by the Executives immediately prior to the change in control. The Agreements provide that the Executives' compensation and benefits would be commensurate with those of other executives in similar positions at the Bank or in a similar positions with the organization which has acquired control of the Bancorp. In any event, the Executives compensation and benefits would not be less than what the Executives were entitled to receive immediately prior to the change in control.

The Agreements further provide that if the Executive's employment were terminated by the Bank subsequent to a change in control of the Bancorp for any reason other than cause, disability or death, or if the Executive elects to terminate his or her employment following a change in control of the Bancorp because of a diminution of the Executive's compensation or responsibilities or following a breach by the Bank of the Agreement, the Executive would continue to receive the same compensation and benefits he would have received had he remained employed for a period ending five years after the date of a change in control. The Agreement between the Bank and Mr. Rock also provides that if at any time within one year after a change in control of the Bancorp Mr. Rock elects to terminate his employment with the Bank for any reason, he will receive, in lieu of (and not in addition to) the five year compensation referred to in the previous sentence, a lump sum severance allowance equivalent to three years compensation and benefits at the rate payable to him immediately prior to the change in control.

Certain Transactions

Some of the directors and officers of the Bancorp, and some of the corporations and firms with which these individuals are associated, are also customers of Bank of Smithtown in the ordinary course of business, or are indebted to the Bank in respect of loans of $60,000.00 or more. It is anticipated that some of these individuals, corporations and firms will continue to be customers of and indebted to the Bank on a similar basis in the future. All loans extended to such individuals, corporations and firms were made in the ordinary course of business, did not involve more than the normal risk of collectablity or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Bank transactions with unaffiliated persons.

No director of the Bank or the Bancorp had an aggregate amount of unsecured indebtedness to the Bank in excess of 15 percent of the Bank's equity capital account during the period of January 1, 2002, through December 31, 2002.

During the year 2002, Patricia C. Delaney, a director of the Bancorp, was retained as General Counsel for the Bancorp and the Bank and was paid for legal services. Except for normal customer relationships, described above, none of the directors or officers of the Bank or the Bancorp, or the corporations or firms with which such individuals are associated, currently maintains or has maintained within the last fiscal year any significant business or personal relationship with the Bank or the Bancorp other than such as arises by virtue of such individual's or entity's position with and/or ownership interest in the Bank or the Bancorp.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors, and certain stockholders owning more than 10% of any class of the Company's equity securities ("10% Stockholders") to file reports with the SEC ("Reports") indicating their ownership of securities of the Company and any changes in such ownership. Executive officers, directors and 10% Stockholders (collectively, "Reporting Persons") are required to provide copies of Reports filed by them to the Company. Based solely on a review of copies of all such Reports and amendments thereto filed during or with respect to the Company's most recent fiscal year and furnished to the Company, as well as certain written representations provided to the Company by the Reporting Persons, no Reporting Persons failed to file reports on a timely basis during the most recent fiscal year.

                                  PENSION PLAN

The Employee Stock Ownership Plan (the "ESOP") and the 401(k) plans cover full-time employees who have attained the age of 21 years and who have completed 1,000 hours of employment during the year.

Benefits under the ESOP are based solely on the amount contributed to the ESOP which is used to purchase Common Shares. A participant's allocation is the total employer contribution multiplied by the ratio of that participant's applicable compensation over the amount of such compensation for all participants for that year. Benefits are not subject to deduction of social security or other offset amounts.

                              SHAREHOLDER PROPOSALS

Shareholder proposals to be presented at the 2003 Annual Meeting must be received by the Secretary of the Board of Directors by November 12, 2003, to be included in the proxy statement and form of proxy for such meeting.

                                 OTHER BUSINESS

So far as the Board of Directors of the Bancorp now knows, no business other than that referred to above will be transacted at the Annual Meeting. The persons named in the Board of Directors' Proxies may, in the absence of instructions to the contrary, vote upon all matters presented for action at the Meeting according to their best judgment.

Dated:   March 11, 2003


                                                 SMITHTOWN BANCORP

                                                 Bradley E. Rock
                                        Chairman of the Board, President
                                           & Chief Executive Officer

                           THIS PROXY IS SOLICITED BY
                  BOARD OF DIRECTORS OF SMITHTOWN BANCORP, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                   To Be Held
                             Tuesday, April 15, 2003
The undersigned shareholder of Smithtown Bancorp, Inc., revoking all proxies heretofore given with respect to the shares represented herewith, hereby constitutes and appoints Albert Brayson II, Doris Masters and George H. Duncan or any of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned, with all the powers which the undersigned would possess if personally present, to vote all common shares of Smithtown Bancorp, Inc., held of record by the undersigned on February 26, 2003, at the Annual Meeting of Shareholders of Smithtown Bancorp, Inc., to be held at the Main Office of the Bank located at One East Main Street, Smithtown, NY, on April 15, 2003, at 10:00 a.m., or any adjournment thereof.

1. ELECTION OF Bradley E. Rock, Sanford C. Scheman, and Patricia C. Delaney, as Directors

   For ALL NOMINEES.       The Board recommends a vote FOR All Nominees
   Against ALL NOMINEES.
   For ALL NOMINEES EXCEPT           ________________________________________
(i.e. authority is withheld from)    ________________________________________


2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

Unless otherwise specified, this Proxy will be voted for the election of the nominated directors and in the discretion of the persons in whose favor this proxy is granted upon matters that may properly come before the meeting.

Dated:___________, 2003         _________________________________L.S.
   (Please insert date)             Signature of Shareholder

                                _________________________________L.S.
                                    Signature if Held Jointly


                                Number of persons attending meeting_________

             This Proxy should be returned in the enclosed envelope.